Exhibit 99.1

DATE: Dec. 19, 2013

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

Apco Announces Leadership Change

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that Ralph A. Hill will step down as chairman, board member and chief executive officer effective Dec. 31, 2013.

The move coincides with Hill’s departure from WPX Energy (NYSE:WPX), where he also served as the CEO. WPX owns a 69 percent controlling ownership interest in Apco.

Apco’s board has named James J. Bender as chairman and board member, effective Dec. 31, 2013. Bender is an experienced executive who served as the general counsel for both WPX and Williams (NYSE:WMB). Bender will serve as the interim CEO at WPX effective Dec. 31, 2013, as well.

Additionally, Apco’s board has named Bryan K. Guderian as chief executive officer, also effective Dec. 31, 2013. Guderian has more than 30 years of experience in oil and gas, has been on Apco’s board since 2002 and currently serves as the senior vice president of operations for WPX, where he has responsibility for the company’s international interests. Guderian will remain on the Apco board.

Michael Kyle will continue to serve as Apco’s president and chief operating officer, along with the remainder of the existing management team.

Keith E. Bailey, an independent director for Apco, commented, “Apco is in good hands, having recently completed another orderly transition with Michael Kyle succeeding Thomas Bueno as president. Our board is very familiar with Jim and Bryan, whom we have known for many years.”

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

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Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks related to strategy and financing, including restrictions stemming from our loan agreement and the availability and cost of credit;

•	Risks associated with future weather conditions, volcanic activity and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our most recent annual report on Form 10-K filed with the SEC and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.